Consent of Independent Certified Public Accountant




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 1996, except as to Note 19, which is as of March 22, 1996, appearing on Page F-1 of NAL Financial Group Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Fort Lauderdale, Florida
February 24, 1997